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                                                                      EXHIBIT 11

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)

                                                   Quarters Ended Sept. 30,                  Nine Months Ended Sept. 30,
                                              --------------------------------          ----------------------------------
                                                  1995                 1994                 1995                 1994
                                              ------------        ------------          ------------       ---------------
 PRIMARY EARNINGS PER SHARE
 Income (loss) from operations  . . . . . .   $   135,714             144,917               195,695               48,918
 Dividends on preferred stock . . . . . . .       (31,696)            (33,799)              (94,936)             (87,428)
                                              ------------        ------------          ------------       ---------------
 Net income (loss) applicable to
   common stock . . . . . . . . . . . . . .   $   104,018             111,118               100,759              (38,510)
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------

 Common shares outstanding  . . . . . . . .     4,363,650           4,295,011             4,363,650            4,295,011
 Effect of using weighted average
   common and common equivalent shares. . .        (1,439)              3,337               (12,682)              (8,705)
 Effect of shares issuable under
   common stock warrants using the
   treasury stock method  . . . . . . . . .        68,966             192,623               125,000                    *
 Effect of shares issuable under
   stock options using the
   treasury stock method  . . . . . . . . .         7,328              32,970                65,458                    *
                                              ------------        ------------          ------------       ---------------
 Shares used in computing primary
   earnings per share . . . . . . . . . . .     4,438,505           4,523,941             4,541,426            4,286,306
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------

 Primary earnings per common share           $       0.02                0.02                  0.02                (0.01)
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------

 FULLY DILUTED EARNINGS PER SHARE
 Income (loss) from operations  . . . . . .  $    135,714             144,917               195,695               48,918
 Dividends on preferred stock . . . . . . .       (31,696)            (33,799)              (94,936)             (87,428)
                                              ------------        ------------          ------------       ---------------

 Net income (loss) as adjusted  . . . . . .  $    104,018             111,118               100,759              (38,510)
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------

 Shares used in computing primary
   earnings per share  . . . .  . . . . . .     4,438,505           4,523,941             4,541,426            4,286,306

 Effect of shares issuable upon
   conversion of preferred stock  . . . . .             *                   *                     *                    *
                                              ------------        ------------          ------------       ---------------
 Shares used in computing fully
   diluted earnings per  share  . . . . . .     4,438,505           4,523,941             4,541,426            4,286,306
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------

 Fully diluted earnings (loss) per
   common share . . . . . . . . . . . . . .  $       0.02                0.02                  0.02               (0.01)
                                              ------------        ------------          ------------       ---------------
                                              ------------        ------------          ------------       ---------------
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*   Antidilutive